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               EPIC RESORTS AND SUBSIDIARIES

Epic Resorts, LLC, a Delaware limited liability company

Epic Resorts - Palm Springs Marquis Villas, LLC, a Delaware limited liability company

Epic Resorts - Westpark Resort, LLC, a Delaware limited liability company

Epic Resorts - Scottsdale Links Resort, LLC, a Delaware limited liability company

London Bridge Resort, LLC, a Delaware limited liability company

Epic Resorts - Hilton Head, LLC, a Delaware limited liability company

Epic Resorts - Afton Resort, LLC, a Delaware limited liability company

Daytona Beach Regency, Ltd., a Florida limited partnership

Resort Management, LLC, a Delaware limited liability company(3)

Resort Investment, LLC, a Delaware limited liability company

Epic Capital Corp., a Delaware corporation

Epic Warrant Co., a Delaware corporation

Epic Receivables, Inc., a Delaware corporation

Epic Membership Corp., a Delaware corporation

Epic Travel, LLC, a Delaware limited liability company

Epic Resorts - Vacation Showplace, LLC, a Delaware limited liability company

Epic Resorts Management, LLC, a Delaware limited liability company(2)

Epic Marketing, LLC, a Delaware limited liability company(3)

Epic Vacation Club, a Delaware non-profit corporation

Epic Master Funding Corporation, a Delaware corporation(4)

Epic Resorts - Planters Quarters, Inc., a Delaware corporation

Epic Receivables 1999, LLC, a Delaware limited liability company(4)


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(1) all are direct subsidiaries of Epic Resorts, LLC except Daytona Beach
    Regency, Ltd.

(2) property management arm of Epic Vacation Club

(3) one percent interest held by Epic Membership Corp.

(4) special purpose corporation for mortgage and/or club receivables

(5) non-profit condominium owners association

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Daytona Beach Regency Association, Inc., a Florida non-profit corporation(5)

Resort Association, Inc., an Arizona non-profit corporation(5)

Scottsdale Links Condominium Association, an Arizona non-profit corporation(5)

Island Links Resort Owners Association, Inc., a South Carolina non-profit corporation(5)

Palm Springs Marquis Villas Owners Association, a California non-profit
   Mutual Benefit Corporation(5)

Desert Paradise Resort Owners Association, a Nevada Non-profit corporation(5)